EXHIBIT 99.2




                               EA INDUSTRIES, INC.

                       REGULATION D SUBSCRIPTION AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES REVIEWED OR DETERMINED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT E.

     SEE ADDITIONAL LEGENDS AT SECTIONS 3.7 and 9.


        THIS REGULATION D SUBSCRIPTION AGREEMENT (this "Agreement" or "Subscription Agreement") is made as of the date at the end of this Agreement, by and between EA Industries, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), and the undersigned Subscribers executing this Agreement ("Subscriber", together with the other subscriber executing this agreement, collectively referred to as the "Subscribers").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

     This Agreement is executed by Subscriber and the Company in connection with the offer and sale by the Company and the purchase by Subscriber of 6% Convertible Notes (the "Convertible Notes"), of the Company in the initial amount set forth in Subscriber's signature block at the end of this Agreement. The Convertible Notes are being offered at a purchase price equal to the principal amount thereof, with a minimum aggregate offering amount of Two Million Dollars ($2,000,000) (the "Minimum Amount"), and up to a maximum aggregate amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Maximum Amount") (collectively, the "Offering"). The terms of the Convertible Notes, including the terms on which the Convertible Notes may be converted into common stock of the Company (the "Common Stock"), are set forth in the form of Convertible Note (the "Convertible Notes"), in the form attached hereto as Exhibit A. Each


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Convertible Note is accompanied by a warrant or warrants, to be designated as the Company's Series D Warrants (the "Warrants"), to purchase a number of shares of Common Stock of the Company equal to Two Hundred Thousand (200,000) shares of Common Stock for each One Million Dollars ($1,000,000) of the aggregate purchase price of the Subscriber's Convertible Notes, exercisable for a three (3) year term at a price equal to one hundred fifteen percent (115%) of the average Closing Bid Price for the five (5) trading days preceding the first Closing. The terms of the Warrants, including the terms on which the Warrants may be exercised for Common Stock, are set forth in the form of the Warrant attached hereto as Exhibit K. The solicitation of the purchase and sale of the Convertible Notes and, if accepted by the Company, the offer and sale of the Convertible Notes are being made in reliance upon the provisions of Rule 506 of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended ("the Act"). The Convertible Notes and the Common Stock issuable upon conversion thereof (the "Conversion Shares"), the Warrants and Common Stock issuable upon exercise thereof (the "Warrant Shares") are sometimes referred to herein singularly as "Security" and collectively as the "Securities."

     It is agreed as follows:

     1. Closing

        1.1 Offer to Purchase; Purchase Price and Closing; and Placement Fees.

Subject to satisfaction of the conditions to closing set forth in Section 1.2 below, Subscriber hereby agrees to purchase Convertible Notes, for the aggregate purchase price in the amount set forth in Subscriber's signature block at the end of this Agreement (the "Initial Principal Amount") in accordance with the terms and conditions of this Agreement. Assuming that the Minimum Amount and corresponding Subscription Agreements accepted by the Company are received into the Company's designated escrow account for this Offering established pursuant to the Escrow Agreement and Instructions (the "Escrow Agreement") by and among the Company, First Union National Bank of Georgia (the "Escrow Agent") and the Placement Agent (as defined below) (the "Escrow Account"), prior to the termination of the offering, the closing of a sale and purchase of Convertible Notes and accompanying Warrants as to the Subscribers (the "Closing") shall be deemed to occur when this Agreement has been executed by all Subscribers and the Company and full payment shall have been made by each Subscriber, by wire transfer to the Escrow Account as set forth in Section 7.1(a) for payment in consideration for the Company's delivery of certificates representing the Convertible Notes subscribed for and the conditions to each Subscriber's obligations set forth in Section 1.2 have been satisfied.

The parties hereto acknowledge that Swartz Investments, LLC is acting as placement agent (the "Placement Agent") for this Offering and will be compensated by the Company in cash and warrants to purchase Common Stock. The Placement Agent has acted solely as placement agent in connection with the Offering by the Company of the Convertible Notes pursuant to this Agreement. The information and data contained in the Disclosure Documents (as defined in Section 2.2.4) have not been subjected to independent verification by the Placement Agent, and no representation or warranty is made by the Placement Agent as to the accuracy or completeness of the information contained in the Disclosure Documents.

        1.2 Conditions to Subscriber's Obligations to Consummate the Closing. Subscriber's obligations hereunder are conditioned upon all of the following:

        (a)  the following documents shall have been deposited with the Escrow
             Agent: the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement") (executed by the Company), an opinion of counsel, in the form attached hereto as Exhibit C (the "Opinion of Counsel") (signed by the


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             Company's counsel), the Irrevocable Instructions to Transfer
             Agent, in the form attached hereto as Exhibit D (the "Irrevocable Instructions to Transfer Agent")(executed by the Company and the Company's transfer agent, the "Transfer Agent"); duly executed Convertible Notes issued in the name of the Subscriber; and the Warrants issued in the name of the Subscriber;

        (b)  the follHowing documents shall have been received by the
             Subscriber: a Certificate of Good Standing dated within ten (10) days of the Closing Date, Secretary's Certificate certifying the Company's Articles, Bylaws and Resolutions, and a Certified Copy of the Company's Articles;

        (c) the Company's Common Stock (including all Conversion Shares) shall be listed for and be actively trading on the New York Stock Exchange ("NYSE");

        (d) other than losses described in the Disclosure Documents (as defined above) as of the Closing there have been no material adverse changes in the Company's business, prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities;

        (e) the representations and warranties of the Company are true and correct at the Closing as if made on such date, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Subscriber; and

        (f) the Minimum Amount and corresponding subscription agreements accepted by the Company shall have been received by the Escrow Agent; and

        (g) the Company shall have reserved for issuance a sufficient number of shares of Common Stock to effect conversions of the Convertible Notes and exercise of the Warrants, which number of shares shall initially be equal to Five Million Two Hundred Fifty Thousand (5,250,000) shares.

     2. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as follows:

        2.1 Accredited Investor. Subscriber is an accredited investor, as defined in Rule 501 of Regulation D, and agrees to check the applicable box set forth in Section 10 of this Agreement .

        2.2 Investment Experience; Access to Information; Independent Investigation.

           2.2.1 Access to Information. Subscriber or Subscriber's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects.

           2.2.2 Reliance on Own Advisors. Subscriber has relied on the advice of, or has consulted with, Subscriber's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of
Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 2.2.4 below and on the


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Opinion of Counsel). The foregoing, however, does not limit or modify
Subscriber's right to rely upon representations and warranties of the Company in
Section 4 of this Agreement.

           2.2.3 Capability to Evaluate. Subscriber or Subscriber's advisor has such knowledge and experience in financial and business matters so as to enable such Subscriber to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 2.2.4 below).

           2.2.4 Disclosure Documents. Subscriber, in making Subscriber's investment decision to subscribe for the Securities hereunder, represents that (a) Subscriber has received and had an opportunity to review (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (ii) the Company's quarterly report on Form 10-Q for the quarter ended March 28, 1998, (iii) the Risk Factors, attached as Exhibit E, (iv) the Capitalization Schedule, attached as Exhibit F, (the "Capitalization Schedule") and (v) the Use of Proceeds Schedule, attached as Exhibit G, (the "Use of Proceeds Schedule")
(b) Subscriber has read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, any other written information prepared by the Company which has been specifically provided to Subscriber in connection with this Offering (the documents described in Section 2.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Subscriber and Subscriber's representatives, if any; (c) Subscriber has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor on any written representation or assurance from the Company which has been superseded in a writing from the Company prior to the Subscriber signing this Agreement. The foregoing, however, does not limit or modify Subscriber's right to rely upon representations and warranties of the Company in Section 4 of this Agreement. Subscriber acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Subscriber has not relied upon any Third Party Reports, including any provided by the Placement Agent, in making the decision to invest.

           2.2.5 Investment Experience; Fend for Self. Subscriber has substantial experience in investing in securities and he, she or it has made investments in securities other than those of the Company. Subscriber acknowledges that Subscriber has the ability to bear the economic risk of Subscriber's investment pursuant to this Agreement. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Subscriber's purposes.

        2.3 Exempt Offering Under Regulation D.

           2.3.1 Investment; No Distribution. Subscriber is acquiring the Securities to be issued and sold hereunder for his, her or its own account
(or a trust account if such Subscriber is a trustee) for investment and not as a nominee and not with a present view to the distribution thereof except for sales exempt from registration under the Act or sold pursuant to an effective registration statement. Subscriber is aware that there are legal limits on Subscriber's ability to sell or dispose of the Securities and, therefore, that Subscriber may be required to bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for Subscriber's current needs and possible personal contingencies. Subscriber's commitment to


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illiquid investments is reasonable in relation to Subscriber's net worth. By making the representations in this Section 2.3.1, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Act, except as otherwise limited or required by Section 5(a) of the Convertible Notes and
Section 6 of the Registration Rights Agreement.

           2.3.2  [Intentionally Omitted].

           2.3.3 Restricted Securities. Subscriber understands that the Convertible Notes and the Warrants issued at Closing, are, and the Conversion Shares and the Warrant Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Subscriber represents that Subscriber is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

           2.3.4 Disposition. Without in any way limiting the representations set forth above, Subscriber further agrees not to make any disposition
(except for any pledge in connection with a margin account of Subscriber) of all or any portion of the Securities unless and until:

             (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (b) (i) Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act. It is agreed that no prior notice will be required other than for the filing of a Form 144, if necessary, and the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

        2.4 Due Authorization.

           2.4.1 Authority. The person executing this Agreement, if executing this Agreement in a representative or fiduciary capacity, has the full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Subscriber is executing this Agreement.

           2.4.2 Due Authorization. If Subscriber is a corporation, Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by Subscriber and to execute and deliver this Agreement.

           2.4.3 [Intentionally Omitted].

     3. Acknowledgments. Subscriber is aware that:

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


        3.1 Risks of Investment. Subscriber recognizes that an investment in the Company involves substantial risks, including the potential loss of Subscriber's entire investment herein.

        3.2 No Government Approval. No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

        3.3 No Registration. The Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any pledge in connection with a margin account of Subscriber), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

        3.4 [Intentionally Omitted].

        3.5 No Assurances of Registration. There can be no assurance that any registration statement will become effective at the scheduled time. Therefore, Subscriber may bear the economic risk of Subscriber's investment for an indefinite period of time;

        3.6 Exempt Transaction. Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Subscriber to acquire such Securities;

        3.7 Legends. It is understood that the Convertible Notes, the Warrants, the Conversion Shares and the Warrant Shares shall bear the following legend (the "Legend") (prior to registration as provided in Section 5.3):

        "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

        3.8 Warrant Shares Not Listed as of Closing. The Warrant Shares are not currently listed and available for trading on the New York Stock Exchange, cannot become so listed and available for trading until after the 20% Approval (as defined in Section 5.14 below), and may never become so listed and available for trading.

     4. Representations and Warranties of the Company . The Company hereby makes the following representations and warranties to Subscriber (which shall be true at the signing of this Agreement) and agrees with Subscriber that:

        4.1 Organization, Good Standing, and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, USA in the case of the Company, the state of California, in the case of Tanon Manufacturing, Inc. and the state of Massachusetts in the case of Service Assembly, Inc. and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the


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

failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending or, to its knowledge, threatened or contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission ("SEC"), The National Association of Securities Dealers, Inc., The New York Stock Exchange (the "NYSE") or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents.

        4.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. There have been no material adverse changes to the Company's business or financial condition since the date of such Disclosure Documents. The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), and fairly present the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened against the Company or its officers and directors in their capacity as such, except as disclosed in the Disclosure Documents and there is no factual basis, to the Company's knowledge, for any material claim in the future. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which under applicable law that would require disclosure in a registration statement filed by the Company in connection with the sale by the Company of its common stock but which has not been so publicly announced or disclosed. As of their respective dates, the Disclosure Documents complied in all respects with the Exchange Act and the rules and regulations thereunder.

        4.3 Authorization. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Convertible Notes being sold hereunder and the issuance (and/or the reservation for issuance) of the Conversion Shares, the Warrants and the Warrant Shares have been taken, with the exception of the approval of the shareholders required by NYSE Listed Company Manual Section 312.03(c), and this Agreement, the Convertible Notes, the Irrevocable Instructions to Transfer Agent and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

        4.4 Valid Issuance of Convertible Notes and Common Stock. The Convertible Notes and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, based in part upon the representations of Subscriber in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Convertible Notes or the Warrants, as applicable, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and


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

warranties of Subscriber of the Convertible Notes, will be issued in compliance with all applicable U.S. federal and state securities laws. The Convertible Notes, the Conversion Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights. The Company currently has Five Million Two Hundred Fifty Thousand (5,250,000) Conversion Shares reserved for issuance upon conversion of the Convertible Notes, and upon exercise of the Warrants.

        4.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws each as amended, and in effect on and as of the date of the Agreement or of any provision of any instrument or contract to which it is a party or by which it is bound or, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, the Convertible Notes and the Irrevocable Instructions to Transfer Agent, except as described in Schedule 4.5. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company (b) violate the Company's Articles of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

        4.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has timely filed all reports required by the Exchange Act since the Company first became subject to such reporting requirements. The Company undertakes to furnish Subscriber with copies of such reports as may be reasonably requested by Subscriber prior to consummation of this Offering and thereafter, to make such reports available, as long as Subscriber holds the Securities. Except as disclosed in Schedule A attached, the Company is not otherwise in violation of the listing requirements of the New York Stock Exchange (the "NYSE") and does not reasonably anticipate that the Common Stock will be delisted by the NYSE for the foreseeable future. The Company has filed all reports required under the Exchange Act. The Company, in entering this Agreement, the Convertible Notes, the Irrevocable Instructions to Transfer Agent and the Registration Rights Agreement and performing its obligations hereunder and thereunder, shall not violate any of the rules of the NYSE.

        4.7 Capitalization. The capitalization of the Company as of July 10, 998 is, and the pro forma capitalization as of the Closing, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit F. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

        4.8 Intellectual Property. The Company has valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth on Exhibit H-1. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive


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patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth on Exhibit H-2. The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth on Exhibit H-3. To the best of the Company's knowledge, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. The Company has received no notice of any conflict or infringement of its intellectual property. There are no restrictions in any agreements, licenses, franchises, or other instruments which preclude the Company from engaging in its business as presently conducted. Neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or its subsidiaries' ownership or right to use its intellectual property and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

        4.9 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit G hereto. These purposes and amounts are estimates and are subject to change without notice to any Subscriber.

        4.10 No Rights of Participation. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

        4.11 Company Acknowledgment. Subject to Section 2.3.1 above, the Company hereby acknowledges that Subscriber may elect to hold the Securities for various periods of time, as permitted by the terms of this Agreement, the Convertible Notes, the Warrants, and other agreements contemplated hereby, and the Company further acknowledges that Subscriber and the Placement Agent have made no representations or warranties, either written or oral, as to how long the Securities will be held by Subscriber or regarding Subscriber's trading history or investment strategies.

        4.12 Termination Date of Offering. The last Closing ("Last Closing") shall occur no later than July 31, 1998, which date can be extended by up to ten (10) days upon written approval by the Company and the Subscriber, and the date of the Last Closing is referred to herein as the "Last Closing Date".

        4.13 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Placement Agent in connection with this Offering.

        4.14 Current Public Information. The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on Form S-3 under the Act.

        4.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company's securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Act pursuant to the provisions of Regulation D or would require the issuance of any other securities to be integrated with this Offering under the rules of NYSE. The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Convertible Notes.

        4.16 Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Convertible Notes may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Notes is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of the other stockholders.

        4.17 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        4.18 Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Exhibit I. No Key Employee, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries. "Key Employee" means each of Frank
G. Brandenberg, President, Chief Executive Officer and Director; James Crofton, Vice President and Chief Financial Officer - EAI; Jose Flahaux, Vice President - EAI; Steven Pudles, President - Tanon Manufacturing (East Coast); and James Cogan, President - Tanon Manufacturing (West Coast).

       4.19 Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        4.20 Transactions With Affiliates. Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        4.21 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under New Jersey law which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Convertible Notes and any conversion of the Convertible Notes and ownership of the Conversion Shares.

        4.22 Other Agreements. The Company has not, directly or indirectly, made any agreements with the Subscriber, or any other subscriber under a subscription in the form of this Agreement for the purchase of Convertible Notes, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein or therein, respectively, or in exhibits hereto or thereto.

        4.23 NYSE Correspondence. The Company has provided to the Subscriber a copy of all correspondence and other written communications, between itself and the NYSE as well as any correspondence to third parties regarding the Company's NYSE listing which have been received or sent during the past nine months.

        4.24 Representations Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Closing and the issuance of the Convertible Notes until the date that is three (3) years after the Last Closing Date.

     5. Covenants of the Company.

        5.1 Independent Auditors. The Company shall, until at least three (3) years after the date of the Last Closing, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

        5.2 Corporate Existence and Taxes. The Company shall, until at least the later of (i) the date that is three (3) years after the Last Closing Date or
(ii) the conversion or redemption of all of the Convertible Notes purchased pursuant to this Agreement, and the exercise of the Warrants, maintain its corporate existence in good standing and remain a Reporting Company (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Convertible Notes and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a "Reporting Issuer") and shall pay all its taxes when due except for taxes which the Company disputes.

        5.3 Registration Rights. On or prior to the Closing, the Company will enter into a registration rights agreement covering the resale of the Conversion Shares and the Warrant Shares in the form of the Registration Rights Agreement attached as Exhibit B.

        5.4 Notification of Closing Date by Company. Within five (5) business days after the Closing, the Company shall notify Subscriber in writing that the Closing has occurred, the dates that Subscriber is entitled to convert Subscriber's Convertible Notes, the value of the Fixed Conversion Price, as that term is defined in the Convertible Notes, and the name and telephone number of an administrative contact person at the Company whom Subscriber may contact regarding information related to conversion of the Convertible Notes as contemplated by the Convertible Notes.

        5.5 Asset Transfers. The Company shall not transfer, sell, convey or otherwise dispose of any of its material assets to any Subsidiary or affiliate except for a cash or cash equivalent consideration or for a proper business purpose or loans, contributions or advances to any of its subsidiaries, while any of the Convertible Notes are outstanding.

        5.6 Capital Raising Limitations; Rights of First Refusal.

           5.6.1 Capital Raising Limitations. The Company shall not, without obtaining the prior written approval of Subscribers holding a majority of the principal amount of Convertible Notes then outstanding, issue or sell or agree to issue or sell any debt or equity securities (or any security convertible into or exercisable or exchanged directly or indirectly, equity or debt security of the Company) for cash in private capital raising transactions for a period beginning on the date hereof and ending six (6) months (the "Lock-Up Period") after the Last Closing Date (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations," and are subject to the exceptions as specified in Section 5.6.4 herein below).

           5.6.2 Right of First Offer. The Company agrees that, during the period beginning on the date hereof and terminating on the date that is one year after the date of the Last Closing Date (the "First Refusal Period"), the Company will not, without the prior written consent of each Subscriber issue or sell, or agree to issue or sell any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or debt securities of the Company ("Future Offerings")) unless the Company shall have first delivered to each Subscriber at least thirty
(30) days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Subscriber and its affiliates an option during the twenty (20) day period following delivery of such notice to purchase up to the amount of the securities as described in Section 5.6.3 below, being offered in the Future Offering on the same terms as contemplated by such Future Offering (the Subscriber's rights to purchase in Future Offerings referred to in this sentence are collectively referred to as the "Rights of First Refusal"). The First Refusal Period shall be extended one day for each day that the effectiveness of the registration statement (the "Registration Statement") required by the Registration Rights Agreement exceeds the Due Date (as defined in the Registration Rights Agreement).

           5.6.3 Amount of Subscriber's Right of First Refusal. The amount of securities which a Subscriber is entitled to purchase in such a Future Offering shall be a number obtained by multiplying the aggregate amount of securities being offered in the Future Offering by a fraction, the numerator of which is the purchase price of the Convertible Notes purchased by the Subscriber pursuant to this Agreement and the denominator of which is the aggregate dollar amount of Convertible Notes placed in this Offering.

           5.6.4 Exceptions to the Capital Raising Limitation and Rights of First Refusal. Neither the Capital Raising Limitations nor the Rights of
First Refusal shall apply to (a) any transaction involving issuances of securities as consideration for a merger, consolidation, acquisition or sale of assets, or, in connection with any of the foregoing transactions with an industry Partner (a "Strategic Alliance"), or as consideration for an acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors; provided, however, that no registration statement covering the resale of Common Stock issued in connection with a Strategic Alliance, or upon conversion, exercise or exchange of securities issued in connection with such transactions, shall be declared effective prior to the date that is one year after the Last Closing Date, (b) the issuance of securities pursuant to a firm commitment underwritten public offering, (c) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (d) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plans for the benefit of the Company's employees, directors or consultants, (e) to any borrowing by the Company of straight debt, with no equity feature, in a private placement, or (f) the issuance of securities where
(i) the benefits derived by the holder of such securities are entirely derived from one of the Company's subsidiaries and (ii) none of the distributions from such securities may be made in equity securities of the Company or securities convertible or exchangeable for or excercisable into equity securities of the Company, or (g) issuance in one or more transactions during the Lock-up Period, of equity securities generating aggregate gross cash proceeds to the Company of not more than $1,000,000 but only if the price per share of Common Stock of each of such securities (determined on an as-converted basis) is not less than 90% of the market price of the Company's Common Stock at the time of issuance.

     The Capital Raising Limitations shall not apply (but the Rights of First Refusal shall apply) to any transaction, up to $5 million, where the proceeds are used to acquire Axiom Electronics, Inc. concurrently with the closing of such transaction.

        5.7 Financial 10-K Statements, Etc. and Current Reports on Form 8-K. The Company shall make available to the holders of the Convertible Notes copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on form 8-K for as long as the Convertible Notes may remain outstanding. The Company shall file a current report on form 8-K disclosing the terms of this Offering and the Securities within five (5) business days of the date of each Closing.

        5.8 Opinion of Counsel. Subscribers shall, concurrent with the purchase of the Convertible Notes and accompanying Warrants in each of the First Closing and the Second Closing, if applicable, pursuant to this Agreement, receive an opinion letter from Mesirov Gelman Jaffe Cramer & Jamieson, LLP, 1735 Market Street, Philadelphia, PA 19103-7598 Telephone: 215-994-1000 Facsimile:
215-994-1111 ("Counsel"), counsel to the Company, in the form attached as Exhibit C.

        5.9 Removal of Legend Upon Conversion. As contemplated by the Convertible Notes, upon conversion of the Convertible Notes, Subscriber shall submit a Notice of Conversion and Resale, substantially in the form attached hereto as Exhibit J. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (a) such Security is registered for sale under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Act, or
(c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Subscriber agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Subscriber holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

        5.10 Listing. Subject to the remainder of this Section 5.10, the Company shall ensure that its shares of Common Stock (including all Conversion Shares) are listed and available for trading on the New York Stock Exchange (the "NYSE"). Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the NYSE, or on the NASDAQ National Market ("NMS") or the American

Stock Exchange ("AMEX") or any other national exchange or over-the-counter market system; and (ii) comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the NYSE, the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall file a subsequent listing application with the NYSE to list the Warrant Shares and will use its best efforts to obtain a letter from the NYSE (the "NYSE Warrant Listing Letter"), as soon as possible after the Last Closing, stating that the Warrant Shares have been approved for listing on the NYSE subject to the 20% Approval (as defined in Section 5.14 below), and will promptly deliver a copy of the NYSE Warrant Listing Letter to the Holder upon its receipt. The Company shall use its best efforts to cause the Warrant Shares to become listed and available for trading on the NYSE as soon as possible after the 20% Approval.

        5.11 The Company's Instructions to Transfer Agent. The Company will issue to its Transfer Agent the Irrevocable Instructions to Transfer Agent in the form of Exhibit D instructing the Transfer Agent to issue certificates, registered in the name of each Subscriber or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Subscriber to the Company upon conversion of the Convertible Notes and exercise of the Warrants. Such certificates shall bear a Legend only to the extent permitted by Section 5.9 hereof. The Company warrants that no instruction, other than such instructions referred to in Section 5.9 hereof or in this Section 5.11 and stop transfer instructions to give effect to Section 3.7 hereof in the case of Conversion Shares and Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Act, will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Subscriber's obligations and agreement set forth in Sections 2.3.3 or 2.3.4 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Subscriber provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Subscriber transfers Securities to an affiliate which is an accredited investor pursuant to Rule 144, the Company shall permit the transfer, and, in the case of Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Subscriber. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Subscriber by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5.11 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.11, that a Subscriber shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company hereby agrees that it will not unilaterally terminate its relationship with the Transfer Agent for any reason prior to the date which is three (3) years and one (1) month after the Last Closing Date or one (1) month after the first date that no Convertible Notes and no Warrants are outstanding, whichever is earlier (the "Ending Date"), unless the Company's Transfer Agent continues acting as transfer agent pursuant to the terms of the Irrevocable Instructions to Transfer Agent until such time that a successor transfer agent (i) is appointed by the Company; (ii) is approved by seventy-five percent (75%) of the Subscribers of outstanding Convertible Notes; and (iii) executes and agrees to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

        5.12 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the issuance of the Securities being offered or sold hereunder under the Securities Act or cause the Offering to be integrated with any other offering of securities by the Company for purposes of any shareholder approval provision applicable to the Company or its securities.

        5.13 Shareholder's Meeting. The Company, acting through its Board of Directors (the "Board"), will, in accordance with applicable law and the Company's Articles and Bylaws, duly call, give notice of, convene and hold a special or annual meeting (including any adjournment or postponement thereof, the "Meeting") of its shareholders as soon as practicable following the date of this Agreement, for the purpose of considering and taking action upon the approval of the issuance of the number of shares issuable upon the conversion of the Convertible Notes and upon exercise of the Warrants (which approval is a precondition to the listing and the use of said shares) and any other related matters required under applicable law to be approved by such shareholders. The Board shall recommend such approval by the shareholders and shall take all reasonable, lawful action to solicit such approval by its shareholders.

        5.14 Proxy Statement. The Company will (i) as promptly as practicable following the date of this Agreement, prepare and file with the SEC, and use its best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable, a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders with respect to the issuance of the shares issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, (ii) use its best efforts to obtain the necessary "20% Approval" (as defined in the Convertible Note) by its shareholders and (iii) otherwise comply with all legal requirements applicable to the Meeting.

     6. Subscriber Covenant/Miscellaneous

        6.1 Representations and Warranties Shall Survive the Closing; Severability. Subscriber's representations and warranties shall survive the Closing of the transactions contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subscriber may assign Subscriber's rights hereunder, in connection with any private sale of the Convertible Notes of such Subscriber, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement.

        6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without respect to conflict of laws principles. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this agreement or any transaction contemplated hereby.

        6.4 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

        6.5 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

        6.6 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth in Section 10 of this Agreement, or such other address as a party may request by notifying the other in writing.

        6.7 Expenses. Except as set forth in Section 8 hereof and Section 9 of the Registration Rights Agreement, each of the Company and Subscriber shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

        6.8 Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Convertible Notes, the Warrants, the Registration Rights Agreement, the Escrow Agreement, the Irrevocable Instructions to Transfer Agent and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        6.9 Arbitration. Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in New York, New York in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or any Subscriber to the other. The arbitrator(s) shall enter a judgment by default against any party which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, New York or to the United States District Court sitting in New York, New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55.

        7. Subscription and Wiring Instructions; Irrevocability.

           7.1 Subscription

          (a) Wire transfer of Subscription Funds. Subscriber shall send this signed Agreement by facsimile to the Placement Agent at (770) 640-7150, and send the subscription funds by wire transfer, to the Escrow Agent as follows:

               First Union National Bank
               ABA No. 053000219
               Account No. 465946
               Re:  EA Industries, Inc.
               A/C:  #3072238787
               Contact:  Sabrina Fuller
               Telephone No.:  (404) 225-4250

               SWIFT Code: FUNBUS33

          (b) Irrevocable Subscription. Subscriber hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Subscriber, that this Agreement is irrevocable and that Subscriber is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Subscriber and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns. Notwithstanding the foregoing, (i) if the conditions to Closing are not satisfied or (ii) if the Disclosure Documents are discovered prior to Closing to contain statements which are materially inaccurate, or omit statements of material fact, Subscriber may revoke or cancel this Agreement.

          (c) Company's Right to Reject Subscription. Subscriber understands that this Agreement is not binding on the Company until the Company accepts it. This Agreement shall be accepted by the Company when the Company countersigns this Agreement. Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including without limitation this Agreement) to Subscriber. In the event of rejection, no interest will be payable by the Company to Subscriber on any return of payment, provided however, that any such interest accrued on such funds in the Escrow Account shall be returned to the Subscriber by the Escrow Agent.

        7.2 Acceptance of Subscription. In the case of acceptance of Subscriber's subscription, ownership of the number of securities being purchased hereby will pass to Subscriber upon the Closing.

        7.3 Subscriber to Forward Original Signed Subscription
Agreement to Company. Subscriber agrees to courier to Company his, her or its original inked signed Subscription Agreement within two (2) days after faxing said signed agreement to Placement Agent.

     8. Indemnification.

     In consideration of each Subscriber's execution and delivery of this Agreement, Registration Rights Agreement, Irrevocable Instructions to Transfer Agent (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Convertible Notes, the Company agrees to indemnify and hold harmless Subscriber and the Placement Agent and each of their respective officers, directors, employees and agents, and each person who controls Subscriber or the Placement Agent within the meaning of the Act or the Exchange Act (each, a "Subscriber Indemnified Party") from and against any and all actions, causes of action, suits, cost, penalties, fees, losses, claims, damages or liabilities and expenses in connection therewith, joint or several,(irrespective of whether any such indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements and costs incurred in connection with the collection of the Convertible Notes (the "Indemnified Liabilities"), incurred by any Subscriber Indemnified Party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Disclosure Documents or the Convertible Notes or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim, derivative or otherwise, by any shareholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the shareholders of the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 8, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 8 to the extent the Indemnified party is prejudiced, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 8 to the extent it is prejudicial.

     9. Certain Additional Legends and Information.

FOR FLORIDA RESIDENTS:

        THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN

ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH SUBSCRIBER, WHICHEVER OCCURS LATER.

FOR MAINE RESIDENTS:

        THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

FOR PENNSYLVANIA RESIDENTS:

        EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE UNLESS SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE. UNDER PROVISION OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE "1972 ACT"), EACH PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY, TO THE SELLER, UNDERWRITER (IF ANY) OR ANY PERSON, WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE SELLING AGENT AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM, INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE SELLING AGENT AT THE NUMBER LISTED IN THE TEXT OF THE MEMORANDUM) A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR NEW HAMPSHIRE RESIDENTS:

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

     10. Principal Amount Purchased and Purchase Price. Subscriber subscribes for $ in principal amount of Convertible Notes and the accompanying Warrants against payment by wire transfer in the amount of $_________ ("Purchase Price").

     11. Accredited Investor. Subscriber is an "accredited investor" because (check all applicable boxes):

     (a) [ ]     it is an organization described in Section
                 501(c)(3) of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (b) [ ] any trust or partnership, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     (c) [ ]     a natural person, who

         [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

         [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

         [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (d) [ ] an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

     (e) [ ]     other [specify] ____________________________________


     The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

     IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Subscriber by the following signature(s) executed this Agreement.

Dated this __th day of July, 1998.




--------------------------------------------
              Your Signature                  PRINT EXACT NAME IN WHICH YOU WANT
                                              THE SECURITIES TO BE REGISTERED

--------------------------------------------  DELIVERY INSTRUCTIONS:
Name: Please Print                            Please type or print address where
                                              your security is to be delivered


                                              ATTN.:
--------------------------------------------        ----------------------------
Title/Representative Capacity (if applicable)


--------------------------------------------  ----------------------------------
Name of Company You Represent (if applicable) Street Address

--------------------------------------------  ----------------------------------
Place of Execution of this Agreement          City, State or Province, Country,
                                              Offshore Postal Code

                                              ----------------------------------
                                              Phone Number (For Federal Express)
                                              and Fax Number (re: Notice)

    THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF $______________ ON THE 16th DAY OF July, 1998.

                                    EA Industries, Inc.


                                    By:
                                       ------------------------------

                        NOTICE OF CONVERSION [AND RESALE]

                    (To be Executed by the Registered Holder
                   in order to Convert the Convertible Notes)

The undersigned hereby elects to convert _____________ principal amount of Convertible Notes (the "Convertible Notes") into shares of common stock ("Common Stock") of _______________, Inc. (the "Company") according to the conditions of the Convertible Notes, as of the date written below [in connection with the resale of the underlying Common Stock unless otherwise indicated below]. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Convertible Notes being converted is attached hereto. The undersigned agrees to deliver a Prospectus in connection with any sale made pursuant to the Registration Statement, as provided in Section 5.9 of the Securities Purchase Agreement.


     ____ Check here if this conversion is not being made in connection with the resale of the Common Stock.



                Date of Conversion:________________________



                Applicable Conversion Price:_______________


                Number of Shares of
                Common Stock to be Issued:_________________


                Signature:_________________________________


                Name:______________________________________


                Address: __________________________________